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                                                                    EXHIBIT 99.2

Exhibit 99.2 to
Form 10-Q report for June 30, 1997 of
Consumer Portfolio Services, Inc.

Agreement to Provide Copy

Registrant Consumer Portfolio Services, Inc. hereby agrees to provide to the Securities and Exchange Commission, upon its request, a copy of registrant's partially convertible note in favor of Stanwich Financial Services, Inc. in the principal amount of $15,000,000, dated June 12, 1997.

CONSUMER PORTFOLIO SERVICES, INC.
By: /s/
Mark Creatura, Sr. Vice President

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